UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2010

REVETT MINERALS INC.
(Exact name of small business issuer in its charter)

Canada	91-1965912
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11115 East Montgomery, Suite G
Spokane Valley, Washington 99206
(Address of principal executive offices)

Registrant’s telephone number: (509) 921-2294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14 a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On June 16, 2010 at the Revett Minerals Inc. special and annual meeting of the shareholders, shareholders of the company elected a new board member, Albert Appleton.

Mr. Appleton, a native of Spokane, Washington, currently resides in New York City where he is an international environmental and public finance consultant with global engagements in China, the North Andes, Canada, Hungary and the USA. From 1994 to 2005, Mr. Appleton was the Senior Fellow for Infrastructure at the Regional Plan Association (RPA) in New York. From 1990 to 1993 Mr. Appleton served as Commissioner of the New York City Department of Environmental Protection and Director of the New York City Water and Sewer System where he was noted for his groundbreaking accomplishments in watershed protection, water conservation and water resource management and finance. Mr. Appleton is a graduate of Gonzaga University and Yale Law School.

Shareholders also elected previously appointed Board members, John G. Shanahan, Timothy R. Lindsey and Larry Okada.

Director Tony Alford elected not to stand for re-election and is no longer a member of the board.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated June 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REVETT MINERALS, INC
(registrant)

Date: June 18, 2010	By:	/s/ Ken Eickerman
Ken Eickerman
Chief Financial Officer and Secretary